                                                                  EXHIBIT 10.8.1

                            AMENDMENT NUMBER ELEVEN

     AMENDMENT NUMBER ELEVEN DATED DECEMBER 12, 2000 TO THAT LEASE DATED JANUARY 18, 1998, AS AMENDED BY THAT AMENDMENT ONE DATED APRIL 28, 1998, THAT AMENDMENT NUMBER TWO DATED OCTOBER 12, 1998, THAT AMENDMENT NUMBER THREE DATED OCTOBER 19, 1998, THAT AMENDMENT NUMBER FOUR DATED JULY 28, 1999, THAT AMENDMENT NUMBER FIVE DATED AUGUST 26, 1999, THAT AMENDMENT NUMBER SIX DATED SEPTEMBER 10, 1999, THAT AMENDMENT NUMBER SEVEN DATED DECEMBER 2, 1999, THAT AMENDMENT NUMBER EIGHT DATED MARCH 17, 2000 THAT AMENDMENT NUMBER NINE DATED APRIL 14, 2000 AND THAT AMENDMENT NUMBER TEN DATED MAY 30, 2000 BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND EXTENSITY, INC, A DELAWARE CORPORATION, AS TENANT, COLLECTIVELY (THE "LEASE"), FOR PREMISES LOCATED AT 2200 POWELL STREET, EMERYVILLE CALIFORNIA.

     Effective as of the Delivery Date, the Lease will be amended as follows to provide for Tenant's Expansion Premises as set forth below:

     1. Expansion Premises. The Expansion Premises shall consist of suites detailed on the following chart including their respective rentable square footage, Commencement Date, starting Base Rent on a per monthly per square foot basis and their respective Prorata Share:

                                                           STARTING
                        RENTABLE         ESTIMATED        BASE RENT     PRORATA       SCHEDULED
        SUITE          SQUARE FEET     DELIVERY DATE      PER SQ.FT.     SHARE     EXPIRATION DATE
        -----          -----------    ----------------    ----------    -------    ---------------
600..................     7,634        January 1, 2001      $4.15        3.33%     August 31, 2006
675..................     1,733       February 1, 2001      $3.81        0.76%     August 31, 2006
                          -----                                          ----
Total................     9,367                                          4.09%
                          =====                                          ====

     The Expansion Premises are approximately as shown outlined in red on the attached floor plan (Exhibit A). The term "Premises" as used in the Lease is amended to mean the original Premises plus the Expansion Premises. The Premises as expanded herein shall consist of approximately 60,774 rentable square feet.

     2. Term Commencement Date. The Term for the Expansion Premises shall commence upon the date which Landlord is able to deliver the Expansion Premises ("Estimated Delivery Date") The Estimated Delivery Date is detailed in Paragraph 1 for each Suite. Tenant hereby acknowledges that each of the suites referenced in Paragraph 1 of this Amendment are currently occupied and Tenant understands that Landlord's delivery of the Expansion Premises as provided herein is subject to each of the existing tenants surrendering the Expansion Premises to Landlord in a timely manner in accordance with their respective leases.

     3. Base Rent. The Base Rent for the Expansion Premises as shall be as follows:

                                                  SUITE 600      SUITE 675
                     DATE                        (7,634 RSF)    (1,733 RSF)      TOTAL
                     ----                        -----------    -----------    ----------
1/1/01 - 1/31/01...............................  $31,681.10                    $31,681.10
2/1/01 - 6/30/02...............................  $32,948.34      $6,602.73     $39,551.07
7/1/02 - 6/30/03...............................  $34,266.28      $6,866.84     $41,133.12
7/1/03 - 6/30/04...............................  $35,636.93      $7,141.51     $42,778.44
7/1/04 - 6/30/05...............................  $37,062.41      $7,427.17     $44,489.58
7/1/05 - 8/31/06...............................  $38,544.90      $7,724.26     $46,269.16

     For reference only, the Base Rent schedule for the Premises as expanded herein shall be determined by referring to Paragraph 8 of Amendment 8, Paragraph 3 of Amendment 10 and Paragraph 3 of this Amendment Number 11.

     4. Security Deposit/Letter of Credit A. Delivery of Letter of
Credit. Landlord and Tenant hereby acknowledge that Landlord is currently holding a cash security deposit in the amount of $124,000.00 to be held by Landlord throughout the term of this Lease. Landlord is also in possession of an unconditional, irrevocable letter of credit ("LOC") in the amount of $900,000.00. Upon execution of this Amendment Number Eleven, Tenant agrees to increase the LOC Amount in accordance with the following schedule under all the same terms and conditions as the existing LOC as defined in Paragraph 4 of Amendment Number Ten of this Lease.

                      DATE OF INCREASE                        TOTAL LOC AMOUNT
                      ----------------                        ----------------
1/1/01......................................................     $1,425,000
1/1/02......................................................     $1,665,000
1/1/03......................................................     $1,735,000
1/1/04......................................................     $1,815,000
1/1/05......................................................     $1,885,000
1/1/06......................................................     $1,960,000

     5. Tenant's Proportionate Share. Tenant's Proportionate Share for the Expansion Premises shall be as outlined in Paragraph 1 for each of the respective suites and increased as of the Delivery Date. Tenant's Base Year shall remain the calendar year 1999.

     6. Tenant Improvements. Tenant agrees to accept the Expansion Premises in an "as is" condition with no further obligation from Landlord to improve the Expansion Premises.

     7. Occupancy and Parking Density. The Occupancy Density for the Premises as expanded herein shall be 304 people (5 per 1,000 rentable square feet). The Parking Density for the Premises as expanded herein shall be 157 unreserved parking spaces (3 per 1,000 usable square feet).

     8. Contingency. Landlord and Tenant hereby acknowledge that the effectiveness of this Lease Amendment with respect to Suite 600 is conditioned upon Landlord receiving a fully executed Lease termination Agreement from WREIT, the current tenant of 2200 Powell, Suite 600.

     All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Expansion Premises as well as to the original Premises.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Ten as of the day and year first above written.

Dated: 12/12/00                           LANDLORD:

                                          SPIEKER PROPERTIES, L.P.,
                                          a California limited partnership

                                          By: Spieker Properties, Inc.,
                                             a Maryland corporation,
                                             its general partner

Date: 2/12/00                             By:      /s/ JOHN R. WINTHER
                                            ------------------------------------
                                            John R. Winther
                                            Its: Senior Vice President

                                          TENANT:

                                          EXTENSITY INC.,
                                          a Delaware corporation

Date: 11/27/00                            By:       /s/ KENNETH HAHN
                                            ------------------------------------
                                            Kenneth Hahn
                                            Its:  Chief Financial Officer